UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 30, 2006

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09764	11-2534306
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1101 Pennsylvania Avenue, N.W., Suite 1010
Washington, D.C. 20004
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (202) 393-1101

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.     Costs Associated with Exit or Disposal Activities.

          On June 12, 2006, Harman International Industries, Incorporated (the “Company”) announced that it planned to take restructuring actions intended to increase efficiency in its manufacturing and engineering organizations.

          On June 30, 2006, the Company committed to a plan to implement this restructuring.  The restructuring will be achieved primarily through involuntary workforce reductions.

          The Company expects to incur total costs of approximately $16 million associated with the restructuring, a portion of which will be expensed in the quarter ended June 30, 2006.  Substantially all of such restructuring costs represent cash severance payments.

2

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                              HARMAN INTERNATIONAL INDUSTRIES,
                                                                              INCORPORATED

                                                                              By :  /s/ Sandra B. Robinson
                                                                                    Sandra B. Robinson
                                                                                   Vice President – Financial Operations

Date: July 7, 2006